Exhibit 10.12

SHORT-TERM EXECUTIVE COMPENSATION PLAN

1.  Purpose

     The purpose of this Short-Term Executive Compensation Plan (the "Plan") of Centene Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to retain and motivate persons who make (or are expected to make) important contributions to the Company and any of its subsidiaries or other related business units or entities (the "Affiliates"), including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company and the Affiliates, by providing such persons with incentives in the form of periodic bonus awards and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.  Administration

     (a) In General.  The Plan shall be administered by the Compensation Committee of the Board of Directors, as such Compensation Committee is from time to time constituted. Such Compensation Committee may delegate its duties and powers in whole or in part to (i) any subcommittee thereof consisting solely of at least two "outside directors," as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) any other individual or individuals, to the extent consistent with Section 162(m) of the Code. All references in the Plan to the "Committee" shall mean the Compensation Committee of the Board of Directors or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence.

     (b) Powers and Authority.  The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to:

          (i) select the employees to be granted cash bonus awards ("Bonuses") under the Plan;

          (ii) determine the size and terms of the Bonus to be made to each individual selected (subject to the limitation imposed on Special Bonuses, as defined below);

          (iii) modify the terms of any Bonus that has been granted (except with respect to any modification that would increase the amount of compensation payable to a Covered Employee, as such term is defined in Section 162(m) of the Code);

          (iv) determine the time when Bonuses will be granted and paid;

          (v) establish performance objectives with respect to Bonuses; and

          (vi) certify that such performance objectives were attained.

     The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.  Participation

     The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees of the Company and the Affiliates who may participate in the Plan and be granted Bonuses under the Plan ("Participants"), provided, however, that Special Bonuses mayonly be granted to a Participant who is an "executive officer" of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or the President of an Affiliate (a "Covered Participant").

4.  Bonuses Under the Plan

     (a) In General.  The Committee shall determine the amount of a Bonus to be granted to each Participant in   accordance with subsections (b) and (c) below. In addition, the following provisions shall apply with respect to a Bonus under either subsection (b) or (c) below:

          (i) The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus, provided, however, that any such determination with respect to a Special Bonus shall be subject to any applicable restrictions imposed by Section 162(m) of the Code.

          (ii) The Company and the Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

          (iii) The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Affiliates, which shall be made by such Affiliate, as appropriate. Nothing herein is intended to restrict the Company from charging an Affiliate that employs a Participant for all or a portion of the payments made by the Company hereunder. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company's unsecured, subordinated creditors and shall be subordinated to the claims of the customers and clients of the Company. All expenses involved in administering the Plan shall be borne by the Company.

     (b) Standard Bonuses. The Committee may in its discretion grant to a Participant a Bonus (a "Standard Bonus") in the amount, and payable at the time, determined by the Committee in its discretion. The amount of a Participant's Standard Bonus may be based upon any criteria the Committee wishes to consider, including the objective or subjective performance of the Participant, the Company or any Affiliate.

     (c) Special Bonuses.

          (i) The Committee may in its discretion award a Bonus to a Covered Participant (a "Special Bonus") for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (c). Subject to clause (iii) of this Section 4(c), the amount of a Covered Participant's Special Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The maximum amount of any Special Bonus that may be granted to any Covered Participant in any given fiscal year shall be 2.5% of the consolidated earnings from operations before income taxes of the Company and its subsidiaries (as set forth in the audited consolidated financial statements of the Company) in the fiscal year (or, with respect to 2003, the portion thereof) for which the Special Bonus is to be paid.

         (ii) The amount of any Special Bonus will be based on objective performance goals established by the Committee using one or more performance factors. The performance criteria for Special Bonuses made under the Plan will be based upon one or more of the following criteria:

          (A) before or after tax net income;

          (B) earnings per share;

          (C) book value per share;

          (D) stock price;

          (E) return on stockholders' equity;

          (F) expense management;

          (G) return on investment;

          (H) improvements in capital structure;

          (I) profitability of an identifiable business unit or product;

          (J) before or after tax profit margins;

          (K) budget comparisons;

          (L) total return to stockholders;

          (M) revenue growth; and

          (N) the relative performance of the Company against a peer group of companies on any of the measures above.

     A Covered Participant who has primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures.

          (iii) The Committee shall determine whether the performance goals have been met with respect to any Covered Participant and, if they have, so certify and ascertain the amount of the applicable Special Bonus. No Special Bonuses shall be paid until such certification is made by the Committee.

          (iv) The provisions of this Section 4(c) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company or the Affiliates of the payment of Special Bonuses.

5.  Designation of Beneficiary by Participant

     The Committee shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant's death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant's death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant's death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant's estate.

6.  Miscellaneous Provisions

     (a) No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and the Affiliates.

     (b) Except as may be approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation by law or otherwise (except in the event of a Participant's death) including execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of the Affiliates by the Participant.

     (c) The headings of the sections and subsections of the Plan are included only for convenience and shall not affect the meaning or interpretation of the Plan The word "herein" and other words of similar import refer to the Plan as a whole and not to any particular part of the Plan. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

     (d) The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Missouri.

     (e) The Plan shall be effective as of July 1, 2003, subject to the affirmative vote of the holders of a majority of all shares of common stock of the Company present in person or by proxy at the 2003 Annual Meeting of Stockholders of the Company.

7.  Plan Amendment or Suspension

     The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

8.  Plan Termination

     The Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

9.  Actions and Decision Regarding the Business or Operations of the Company and the Affiliates

     Notwithstanding anything in the Plan to the contrary, none the Company, the Affiliates or the respective officers, directors, employees or agents of the Company or any of the Affiliates shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any Affiliates.